Exhibit 99.4

Promissory Installment Note (w/Balloon Payment)

RECITATIONS:

Date:	February 12, 2004

Borrower:	The Brainy Baby Company, LLC

Borrower's Address:	1200 Alpha Drive, Suite B, Alpharetta, GA 30004

Lender:	Howard Bowen
Place for Payment:	1900 Chestnut Ave., Lo Towers, #304, Glenview, IL 60025

Principal Amount:	$250,000
Term:	SIXTY (60) months "balloon"

INTEREST RATE: Annual interest rate on the principal balance shall be twenty percent (20%). Interest shall be computed and paid 4 times per year (quarterly), except for the first year (4 quarters) the payment of interest so computed (accrued) shall become due for payment after 60 months have passed. Any interest that is not paid when due (late) will be added to the principal balance as long as it remains unpaid.

PAYMENT TERMS: The principal shall be repaid to Lender at end of 60 months (5 years). Borrower shall have the right to prepay all or part of the principal at any time, without penalty.

CONVERSION TO EQUITY: At any time during the period of sixty (60) days following the execution of this Note, Lender may elect to convert this Note to an equity (ownership) interest in the Borrower. The interest in the Borrower exchanged for the satisfaction of this Note shall be 2% and Borrower shall issue a Certificate to Lender reflecting his ownership of an economic interest in said amount upon Lender signing and dating the original Note as paid in full and returning it to Borrower.

BALLOON PAYMENT: The Borrower shall repay this Note, being all remaining unpaid interest and principal no later than five (5) years from the date of execution of the Note.

BORROWER'S PRE-PAYMENT RIGHT: The Borrower hereby reserves the right to prepay the indebtedness evidenced by this Note in whole or in part at any time without penalty, premium or payment of unearned interest. Any partial prepayment shall be attributed first to any interest due except if such payment is made during the first twelve months and then to the principal balance due under this Note, and Borrower shall not be liable hereunder for any further interest on any amounts so prepaid.

PLACE FOR PAYMENT: Borrower promises to pay to the order of Lender at the place for payment and according to the terms for payment the principal amount plus interest at the rates stated above. All unpaid amounts shall be due by the final scheduled payment date.

DEFAULT AND ACCELERATION CLAUSE: If Borrower defaults in the payment of this Note or in the performance of any obligation, and the default continues after Lender gives Borrower notice of the default and an additional ten days from the receipt of notice to cure, as may be required by law or written agreement, then Lender may declare the unpaid principal balance and earned interest on this Note immediately due. Borrower and each surety, endorser, and guarantor waive all demands for payment, presentation for payment, notices of intentions to accelerate maturity, notices of acceleration of maturity, protests, and notices of protest, to the extent permitted by law. Upon the occurrence of such a default, Lender may in its sole discretion with or without notice to Borrower exercise any one or more of the rights and remedies accruing to it under the Uniform Commercial Code of the relevant jurisdiction and any other law applicable to an event of default by a debtor/borrower.

All the lender' s rights and remedies under this Note are cumulative and non-exclusive. The acceptance by the Lender of any partial payment made hereunder after the time when any of Borrower's liabilities become due and payable or after Lender declares a default, shall not establish a custom or waive any rights of Lender to enforce prompt payment thereof. Lender' s failure to require strict performance by Borrower of any provision of this Note shall not waive, affect or diminish any right of Lender thereafter to demand strict compliance and performance therewith. Any waiver of a default hereunder shall not create a custom or suspend, waive or affect any other event of default hereunder.

INTEREST ON PAST DUE INSTALLMENTS AND CHARGES: All past due installments of principal and/or interest and/or all other past-due incurred charges shall bear interest after maturity at the maximum amount of interest permitted by the Laws of the State of Georgia until paid. Failure by Borrower to remit any payment by the 15th day following the date that such payment is due entitles the Lender hereof to declare the entire principal and accrued interest immediately due and payable. Lender's forbearance in enforcing a right or remedy as set forth herein shall not be deemed a waiver of said right or remedy for a subsequent cause, breach or default of the Borrower' s obligations herein.

POST MATURITY INTEREST: The unpaid principal amount of this Note shall bear interest after final maturity, including maturity by acceleration, at the annual rate of Twenty Percent (20%).

INTEREST: Interest on this debt evidenced by this Note shall not exceed the maximum amount of non-usurious interest that may be contracted for, taken, reserved, charged, or received under law; any interest in excess of the maximum shall be credited on the principal of the debt or, if that has been paid, refunded. On any acceleration or required or permitted prepayment, any such excess shall be canceled automatically as of the acceleration or prepayment or, if already paid, credited on the principal of the debt or, if the principal of the debt has been paid, refunded. This provision overrides other provisions in this instrument (and any other instruments) concerning this debt. Borrower agrees and acknowledges it is not an individual and is a business entity organized and existing under the Laws of the State of Georgia, and the monies borrowed as evidenced by this Note were borrowed for a valid business purpose.

FORM OF PAYMENT: Any check, draft, Money Order, or other instrument given in payment of all or any portion hereof may be accepted by the holder and handled in collection in the customary manner, but the same shall not constitute payment hereunder or diminish any rights of the holder hereof except to the extent that actual cash proceeds of such instruments are unconditionally received by the payee and applied to this indebtedness in the manner elsewhere herein provided.

SECURITY: Borrower hereby agrees to purchase and maintain in effect over the life of this NOTE, policies of insurance, in the amounts and for the risks as Lender shall require, and with companies that shall be acceptable to Lender; and without limiting the foregoing, Borrower hereby agrees to purchase declining term credit life insurance on the life of each principal of Borrower, including DENNIS FEDORUK, to be insured at all times in an amount equal to the outstanding balance due on this Note (each policy individually shall equal the balance due, and not in the aggregate regardless of the number of such principals), and each policy shall provide that the proceeds thereof in the event of the death of any such insured individual shall be applied first to the then outstanding balance due on this Note. The Lender shall be the owner of the life insurance policy or policies contemplated hereunder, and the Lender shall be designated as the irrevocable beneficiary.

As additional security, until the obligations contained in the Note are fully performed by the Borrower, the Lender shall be provided access to the Borrower's financial records as Lender may reasonably request. If Borrower fails to comply with this provision, all monies due under the Note shall at once be due and payable to Lender.

ATTORNEY'S FEES: If this Note is given to an attorney for collection or enforcement, or if suit is brought for collection or enforcement, or if it is collected or enforced through probate, bankruptcy, or other judicial proceeding, then Borrower shall pay Lender all costs of collection and enforcement, including reasonable attorney' s fees and court costs in addition to other amounts due.

SEVERABILITY: If any provision of this Note or the application thereof shall, for any reason and to any extent, be invalid or unenforceable, neither the remainder of this Note nor the application of the provision to other persons, entities or circumstances shall be affected thereby, but instead shall be enforced to the maximum extent permitted by law.

BINDING EFFECT: The covenants, obligations and conditions herein contained shall be binding on and inure to the benefit of the heirs, legal representatives, and assigns of the parties hereto.

DESCRIPTIVE HEADINGS: The descriptive headings used herein are for convenience of reference only and they are not intended to have any effect whatsoever in determining the rights or obligations under this Note

CONSTRUCTION: The pronouns used herein shall include, where appropriate, either gender or both, singular and plural.

GOVERNING LAW: This Note shall be governed, construed and interpreted by, through and under the Laws of the State of Georgia. No modification, waiver, estoppel, amendment, discharge or change of this Note or any related instrument shall be valid unless the same is in writing and signed by the party against which the enforcement of such modification, waiver, estoppel, amendment, discharge or change is sought.

Borrower is responsible for all obligations represented by this Note. The Borrower, THE BRAINY BABY COMPANY, LLC, pursuant to duly authorized resolutions of the Board of Directors of THE BRAINY BABY COMPANY, LLC, a Georgia Limited Liability Company AGREES TO THE TERMS SET FORTH ABOVE. On behalf of THE BRAINY BABY COMPANY, LLC, a Georgia Limited Liability Company, and as its Chief Executive Officer, I acknowledge I read the foregoing, I am familiar with its terms, I am authorized and empower to executed and deliver this Note, and I acknowledge receipt of a copy of this document on this...

EXECUTED this 12th day of February, 2004

The Brainy Baby Company, LLC
/s/ Dennis Fedoruk
Dennis Fedoruk, CEO

UNCONDITIONAL GUARANTEE

FOR VALUE RECEIVED, and pursuant to a Promissory Note (hereafter referred to as the "NOTE") of even date by and among HOWARD BOWEN, (hereafter referred to as "LENDER), and THE BRAINY BABY COMPANY, LLC, a Georgia Limited Liability Company (hereafter referred to as "BORROWER"), DENNIS FEDORUK (hereafter referred to as "GUARANTOR") does hereby, individually, jointly, severally, unconditionally and absolutely guarantee to Lender the prompt and full performance by the Borrower of all of the covenants, agreements, representations, warranties, terms, conditions and provisions required of the Borrower in the Note or any modification of the Note.

The Guarantor acknowledges this Guarantee is being executed and delivered contemporaneously with the execution and delivery of the Note and as a substantial and material inducement for Lender to accept the Borrower's Note. The Guarantor further acknowledges he expects to receive substantial benefits from the Note because of his actual ownership interest in the Borrower.

The obligation hereunder is a primary and unconditional obligation that does not become enforceable unless Borrower defaults on the Note. This obligation shall be enforceable either before or after proceeding against the Borrower, and shall be effective regardless of: the solvency or insolvency of the Borrower; the extensions or modification of the Note by the parties thereto or by operation of law; the subsequent reorganization, merger, consolidation or dissolution of the Borrower or any change in its composition, nature, personnel or location; any change in the contemplated financing accommodations available to the Borrower, or any other change whatsoever.

Guarantor hereby waives all notices of any kind and agrees only performance of the obligations of the Guarantor under this Guarantee shall release the Guarantor hereunder, further agreeing to pay all costs and expenses, including, but not limited to attorney's fees incurred in enforcing the covenants, agreements, representations, warranties, terms, conditions and provisions required of Borrower in the Note, or enforcing this Guarantee.

This Guarantee shall continue in full force and effect until the Note is fully performed by the Borrower and full payment is made under the Note.

The payment by the Guarantor of any amount pursuant to this Guarantee shall not in any way entitle the Guarantor to any right, title or interest (whether by way of subrogation or otherwise) in and to any of the rights of the Borrower under the Note unless and until the full amount owing to Lender under the Note has been paid in full and all other obligations of the Borrower under the Note have been performed.

The Guarantor agrees it is not necessary for Lender to inquire into the power of the Borrower or the officers, directors, partners, or agents purporting to act on the Borrower's behalf. Until the obligations contained in the Note are fully performed by the Borrower, the Lender shall be provided access to the Borrower's financial records as Lender may reasonably request. If Borrower fails to comply with this Paragraph, all monies due under the Note shall at once be due and payable to Lender.

This guarantee shall be binding upon the Guarantor and upon the heirs, legal representatives, successors and assigns of the undersigned. As used herein, the term "Guarantor" shall mean all parties executing this guarantee and each of them, and all such parties shall be jointly and severally liable hereunder. The Guarantor agrees that this guarantee may be enforced without first resorting to or exhausting any other security or collateral or pursuing any other available remedy; provided, however, that nothing contained herein shall prevent Lender from exercising any other rights. If Lender avails itself of any other remedy, only the net proceeds therefrom, after deduction of all charges and expenses of every kind and nature whatsoever, shall be applied in reduction of the amount due hereunder. The institution of a suit to recover any deficiency shall not be required as a condition to payment hereunder or enforcement hereof.

This guarantee has been delivered in Georgia, and shall be construed in accordance with and governed by the laws of the State of Georgia. Any judicial remedy sought hereunder shall be exclusively in Georgia where the Guarantor consents to such jurisdiction. Lender may elect to pursue the Guarantor in any other jurisdiction where Guarantor may be residing or doing business. Whenever possible, each provision of this guarantee shall be interpreted in such manner as to be effective and valid under applicable law. If any provision of this guarantee shall be prohibited by or invalid under such law, that provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this guarantee.

Dated:

GUARANTOR:

/s/ DENNIS FEDORUK

DENNIS FEDORUK